EXHIBIT 10.19

AGREEMENT

AGREEMENT made and entered into as of the 1st day of June, 2015, (the “Agreement”) by and between Memcine Pharmaceuticals, Inc. (the “Company”) and Dr. Tony Vanden Bush, Ph.D. (“Consultant”).

WHEREAS, Company desires to retain the services of an expert to serve the Company as Chief Scientific Officer; and

WHEREAS, Company believes that it is in the best interests of Company to utilize the experience and services of the Consultant it is hereby:

AGREED, that the Company hereby retains the services of Consultant under the following terms and conditions:

1. ENGAGEMENT. The Company agrees to engage the Consultant and the Consultant agrees to serve as Chief Scientific Officer of the Company, which shall be deemed a non-executive position.

2. TERM. The term of this Agreement shall be for a period of two years commencing on the Closing of that certain Securities Purchase Agreement between the Company and Spotlight Innovation Inc. dated May 29, 2015. Thereafter, this Agreement may be extended, or his position modified to serve the Company on a full time basis, by the mutual Agreement of the parties hereto. Said extensions must be in writing, executed before the end of the initial term or any extension thereof.

3. SERVICE. In connection with the terms of this Agreement the Consultant shall perform those services normally associated with serving as independent contractor of a company, which shall include, but not be limited to:

A.	Advancing the research of certain technologies under development by the Company;
B.	Working with the Board of Directors of the Company to formulate milestones for the advancement of the Company’s technologies;
C.	Maintaining and storing existing equipment of the Company; and
D.	Consultant shall dedicate, on average, during the term of this Agreement, 10 hours per month on the business and affairs of the Company.

4. COMPENSATION. In exchange for the services rendered hereunder by the Consultant, the Company hereby agrees to pay to the Consultant the following during the term of this Agreement: One Thousand Five Hundred ($1,500) Dollars per month during the term of this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE Company. The Company represents and warrants as follows:

A. The Company will cooperate fully and in a timely manner with the Consultant to enable the Consultant to perform its obligations hereunder.

B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law and the by-laws of Company.

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6. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. The Consultant hereby warrants and represents to the company as follows:

A. He has the authority to enter into this Agreement and perform its obligations hereunder in the time and manner contemplated.

B. He has the requisite skill and experience to perform the services and to carry out and fulfill his duties hereunder.

C. Consultant, during the longer of: the term of this Agreement and the period of his ownership of stock in the Company and for a period of one (1) year thereafter: (i) shall not enter into, as an employee, owner, consultant, investor or in any other capacity, the same field of business as the Company had been engaged in during the period of his stock ownership or at the time of his divestiture; (ii) shall not attempt in any manner to persuade any customer, client, supplier, licensee or other business relation of the Company to cease to do business or to reduce the amount of business that such entity has customarily done or contemplates doing with the Company; (iii) shall not employ or attempt to employ any person who is in the employ of the Company within the twelve (12) months prior to such divestiture; or (iv) not solicit or divert (or attempt to solicit or divert) business of any customer or client of the Company in the areas of products or services of the type usually provided by the Company for any such customer or client.

D. The Company may provide Consultant with information which is nonpublic, proprietary to the Company, or about a potential business opportunity, which may include contact names, financial data, and business plans (collectively, the "Material"). Consultant agrees as follows: The Material will be used solely for the purpose of performing the services hereunder. The Material will be kept strictly confidential and will not be disclosed in whole or part to any other person, except Consultant may disclose the Material or portions thereof to those of the Company’s directors, officers, employees and legal and financial advisors (the persons to whom such disclosure is permissible being collectively called "Representatives") who need to know such information for the purpose of performing the services hereunder (it being understood that those Representatives will be informed of the confidential nature of the Material and will agree to be bound by this Agreement). Consultant will not otherwise use the Material in any manner in contravention of any of the terms of this Agreement or in any manner that is detrimental to the interests of the Company. In the event that Consultant become legally compelled to disclose any of the Material, Consultant shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the provisions hereof, Consultant agrees to furnish only that portion of the Material which it is advised by written opinion of counsel is legally required and we shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such portion of the Material. The term "Material" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public, (ii) Consultant can demonstrate was already in his possession prior to its receipt from the Company, or (iii) is obtained by Consultant on a non-confidential basis from a source other than the Company, provided that such source is not and was not bound by any duty of confidentiality to the Company. The term "person" as used in this Agreement will be interpreted broadly to include, without limitation, any company, partnership, entity or individual. Upon request, Consultant will promptly return to the Company all copies of the Material in his possession, and will destroy all copies of any analyses, compilations, studies, notes or other documents prepared by him or for his use containing or reflecting any Material. Without the prior written consent of the Company, Consultant will not disclose to any person any of the terms, conditions or other facts with respect to any possible transaction involving the Material, including the status thereof.

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E. During the term of this Agreement and for a period of one (1) year following the termination of this Agreement, the Consultant shall not: (i) enter into, as an employee, owner, consultant, investor or in any other capacity, the same field of business as the Company is engaged in; (ii) attempt in any manner to persuade any customer, client, supplier, licensee or other business relation of the Company to cease to do business, or to reduce the amount of business that such entity has customarily done or contemplates doing with the Company; (iii) employ or attempt to employ any person who is in the employ of the Company within the twelve (12) months prior to such date; or (iv) solicit or divert (or attempt to solicit or divert) business of any customer or client of the Company in the areas of products or services of the type usually provided by the Corporation for any such customer or client. The provisions of this Section shall not prevent the Consultant from entering into other business ventures that do not compete with the Company’s business.

7. NON-EXCLUSIVE SERVICES. The Company understands that the Consultant is currently providing certain the Consultant services to other individuals or companies and the Consultant shall not be prevented or estopped from rendering such services or services of the same or similar nature required under this Agreement, to any other individual or entity. Furthermore, the Consultant understands and agrees that the Company shall be entitled to retain other persons or entities to provide services of the same or similar nature to Company as those provided here-under by the Consultant. Notwithstanding the foregoing.

8. ALLOCATION OF TIME AND ENERGIES. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of his duties hereunder. The Consultant shall diligently and thoroughly provide the services required hereunder. Although no specific hours-per-day requirement will be required, the Consultant and the Company agree that the Consultant will perform the duties set forth herein above in a diligent and professional manner, in an average of 10 hours per month. It is explicitly understood that the Consultant’s performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

9. NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the respective address of each party. Either party may change the address to which notices for it shall be addressed by providing written notice of such change to the other party.

10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any Company which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged.

11. APPLICABLE LAW. This Agreement shall be exclusively governed by, construed and enforced by the laws of the State of Iowa without giving effect to the principals of conflict of law. The parties agree that Polk County, will be the exclusive venue of any dispute and will have exclusive jurisdiction over all parties.

12. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and Agreements between the parties. It may not be amended orally, but only by a writing signed by parties.

13. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

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14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the instrument.

15. STATUS AS INDEPENDENT CONTRACTOR. The Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. The Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any Agreements without the express written consent of the entity to be bound.

16. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Consultant

By:
Dr. Tony Vanden Bush, Ph.D.

Address:

Memcine Pharmaceuticals, Inc.

By:
Cristopher Grunewald, President

Address:

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